Form N-SAR, Item 77
                           for ING Partners, Inc. Fund
                               (the "Registrant")

ITEM 77D- Policies with Respect to Security Investments
Effective April 29, 2005 the ING Salomon Brothers Investors Value Portfolio sub-adviser was changed to American Century Investment Management, Inc. and the name of the Portfolio was changed to ING American Century Large Company Value Portfolio.

Portfolio Name
--------------
The name of the Portfolio was changed to ING American Century Large Company Value Portfolio.

Principal Investment Strategies Change
--------------------------------------
Under normal market conditions, the Portfolio will invest at least 80% of its assets in equity securities of large capitalization companies. The Portfolio will provide shareholders with at least 60 days' prior written notice of any change in this non-fundamental investment policy. American Century considers large capitalization companies to be companies in the Russell 1000 Index. As of December 31, 2004, the capitalization of companies represented in the Russell 1000 Index ranged between $495 million and $358.2 billion.

In selecting securities for the Portfolio, American Century looks for companies whose stock price may not adequately reflect the companies' value. American Century attempts to purchase the stocks of these undervalued companies and hold them until their stock price has increased to, or is higher than, a level American Century believes more accurately reflects the fair value of the company.

American Century does not attempt to time the market. Instead, under normal market conditions, it intends to keep at least 80% of the Portfolio's assets in U.S. equity securities at all times. Equity securities include common stock, preferred stock, and equity-equivalent securities, such

                               Form N-SAR, Item 77
                           for ING Partners, Inc. Fund
                               (the "Registrant")

as debt securities and preferred stock convertible into common stock, and stock or stock index futures contracts.

When American Century believes it is prudent, the Portfolio may invest a portion of its assets in derivative instruments, foreign securities, debt securities of companies, debt obligations of governments and their agencies, and other similar securities.

American Century may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into opportunities believed to be more promising.

Principal Risks of Investing in the Portfolio Change
----------------------------------------------------
The principal risks of investing in the Portfolio and the circumstances reasonably likely to cause the value of your investment in the Portfolio to decline are listed below. As with any mutual fund, you could lose money on your investment in the Portfolio. The share price of a Portfolio will change daily based on changes in the value of the securities that the Portfolio holds. Please note that there are many circumstances that are not listed here which could cause the value of your investment in the Portfolio to decline, and which could prevent the Portfolio from achieving its stated objectives. The strategy that the sub-adviser uses may fail to produce the intended results. Your investment in the Portfolio is subject to the following principal risks:

                         Active or Frequent Trading Risk
                                  Currency Risk
                                Derivatives Risk
                              Foreign Markets Risk
                             Market and Company Risk
                           Undervalued Securities Risk

ITEM 77I- Terms of New or Amended Securities

At a May 12, 2005 Board meeting, the Board approved the creation of Target Class shares on behalf of the new ING Solution Income Portfolio, ING Solution 2015 Portfolio, ING Solution 2025 Portfolio, ING Solution 2035 Portfolio and ING Solution 2045 Portfolio, each a series of ING Partners, Inc.

ITEM 77O-Transactions Effected Pursuant to rule 10f-3

-------------------------------------------------------------------------------------------------------------
Fund                        Issuer             Date of       Broker/Dealer From     Affiliated/Principal
                                               Purchase      Whom Purchased         Underwriter or Syndicate
-------------------------------------------------------------------------------------------------------------
ING American Century        Dolby              2/16/2005     Morgan Stanley         JPMorgan Securities, Inc.
Select Portfolio            Laboratories,
                            Inc.
-------------------------------------------------------------------------------------------------------------
ING American Century        Neustar, Inc.      6/28/2005     Banc of America        JPMorgan Securities, Inc.
Select Portfolio                                             Securities
-------------------------------------------------------------------------------------------------------------

                               Form N-SAR, Item 77
                           for ING Partners, Inc. Fund
                               (the "Registrant")

-------------------------------------------------------------------------------------------------------------
ING American Century        W&T Offshore,      1/27/2005     RBC Capital Markets    JPMorgan Securities, Inc.
Small Cap Value Portfolio   Inc.
-------------------------------------------------------------------------------------------------------------
ING American Century        Lazard Limited     5/04/2005     Credit Suisse First    JPMorgan Securities, Inc.
Small Cap Value Portfolio                                    Boston
-------------------------------------------------------------------------------------------------------------
ING Salomon Brothers        GFI Group, Inc.    1/25/2005     Merrill Lynch & Co.    Citigroup Global Markets,
Aggressive Growth                                                                   Inc.
Portfolio
-------------------------------------------------------------------------------------------------------------
ING Salomon Brothers        Lazard Limited     5/04/2005     Goldman Sachs & Co.    Citigroup Global Markets,
Fundamental Value                                                                   Inc.
Portfolio
-------------------------------------------------------------------------------------------------------------
ING Van Kampen Equity and   El Paso            4/12/2005     Banc of America        Morgan Stanley
Income Portfolio            Corporation                      Securities
-------------------------------------------------------------------------------------------------------------

Ex 77(q)(1)(a)(1)- Exhibits

(a)(1) Articles Supplementary to Articles of Incorporation of ING Partners, Inc. dated March 30, 2005- filed as an exhibit to Post-Effective Amendment No. 21 to the Registrant's Registration Statement filed on Form N-1A on April 28, 2005 and incorporated herein by reference.

(a)(2) Articles of Amendment dated April 29, 2005 regarding ING Salomon Brothers Investors Value Portfolio Initial Class, Adviser Class and Service Class, and also ING Aeltus Enhanced Index Portfolio Initial Class, Adviser Class and Service Class- Filed herein.

(e)(1) Expense limitation Agreement dated February 1, 2005 between ING Life Insurance and Annuity Company and ING Partners, Inc. regarding ING Solution 2015-2045 Portfolio and ING Solution Income Portfolio- filed as an exhibit to Post-Effective Amendment No. 21 to the Registrant's Registration Statement filed on Form N-1A on April 28, 2005 and incorporated herein by reference.

(e)(2) Amended Appendix A dated April 29, 2005 to Investment Sub-Advisory Agreement between ING Life Insurance and Annuity Company and American Century Investment Management, Inc. regarding ING American Century Large Company Value Portfolio, ING American Century Select Portfolio and ING American Century Small Cap Value Portfolio- Filed herein.

(e)(3) January 6, 2005, the Board of Directors of ING Partners, Inc. voted to replace Salomon Brothers Asset Management, Inc. as Sub-Adviser to ING Salomon Brothers Investors Value Portfolio, American Century Investment Management, Inc. will assume sub-advisory duties effective April 29, 2005- filed as an exhibit to Post-Effective Amendment No. 20 to the

Registrant's Registration Statement filed on Form N-1A on April 1, 2005 and incorporated herein by reference.